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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        SEACOAST FINANCIAL                        SEACOAST CAPITAL TRUST I
       SERVICES CORPORATION                       ------------------------
       --------------------                     (Exact Name of Registrant as
   (Exact Name of Registrant as               Specified in its Trust Agreement)
     Specified in its Charter)


           MASSACHUSETTS                                  DELAWARE
           -------------                                  --------
      (State of Incorporation                      (State of Incorporation
         or Organization)                             or Organization)


            04-1659040                                   01-0658373
            ----------                                   ----------
   (IRS Employer Identification                 (IRS Employer Identification
              Number)                                      Number)

         ONE COMPASS PLACE                            ONE COMPASS PLACE
 NEW BEDFORD, MASSACHUSETTS 02740             NEW BEDFORD, MASSACHUSETTS 02740
 --------------------------------             --------------------------------
       (Address of Principal                        (Address of Principal
        Executive Offices)                           Executive Offices)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), please check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), please check the following box. [X]

Securities Act registration statement file number to which this form relates:
333-86354 and 333-86354-01.

Securities to be registered pursuant to Section 12(b) of the Act:  None.

Securities to be registered pursuant to Section 12(g) of the Act:

                   ___% Cumulative Trust Preferred Securities
                    (and the Guarantee with respect thereto)
                        ---------------------------------
                                (Title of Class)


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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         For a full description of the ___% Cumulative Trust Preferred Securities (the "Preferred Securities") issued by Seacoast Capital Trust I, a Delaware statutory business trust (the "Trust") and the guarantee (the "Guarantee") with respect to the Preferred Securities by Seacoast Financial Services Corporation, a Massachusetts corporation (the "Company"), both of which are being registered hereby, reference is made to the information contained under the captions "Description of Preferred Securities," "Description of Subordinated Debentures" and "Description of Guarantee" in the Prospectus that forms part of the Registration Statement (Registration Nos. 333-86354 and 333-86354-01) (the "Registration Statement") filed by the Company and the Trust with the Securities and Exchange Commission on April 16, 2002 under the Securities Act of 1933, as amended (the "Act"). The information contained in the Registration Statement and the Prospectus is incorporated herein by reference. Definitive copies of the Prospectus describing the Preferred Securities and the Guarantee will be filed pursuant to Rule 430A or pursuant to an amendment to the Registration Statement under the Act and shall be incorporated by reference into this Registration Statement on Form 8-A.

ITEM 2.  EXHIBITS

         4-a Form of Junior Subordinated Indenture (incorporated by reference to Exhibit 4-a to the Registration Statement).

         4-b      Form of Subordinated Debenture (incorporated by reference to
                  Exhibit 4-b to the Registration Statement).

         4-c Form of Preferred Security Certificate for Seacoast Capital Trust I (incorporated by reference to Exhibit 4-c to the Registration Statement).

         4-d Certificate of Trust of Seacoast Capital Trust I (incorporated by reference to Exhibit 4-d to the Registration Statement).

         4-e Form of Amended and Restated Trust Agreement of Seacoast Capital Trust I (incorporated by reference to Exhibit 4-e to the Registration Statement).

         4-f Form of Guarantee Agreement for Seacoast Capital Trust I (incorporated by reference to Exhibit 4-f to the Registration Statement).







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SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized.

Dated:  May 13, 2002


SEACOAST FINANCIAL SERVICES                    SEACOAST CAPITAL TRUST I
CORPORATION



By: /s/ Kevin G. Champagne                     By: /s/ Kevin G. Champagne
    ----------------------                         ----------------------
    Kevin G. Champagne                             Kevin G. Champagne
    President and Chief Executive Officer          Administrative Trustee







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